Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-3 of our reports dated March 1, 2012, on the financial statements and internal control over financial reporting of Femcare Group Limited, which reports appear in the annual report on Form 10-K/A of Utah Medical Products, Inc. for the year ended December 31, 2011, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ The Norton Practice

THE NORTON PRACTICE
Chartered Accountants and Statutory Auditors
Reading
United Kingdom

12 November 2012